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                                                                    EXHIBIT 10.8


                       STANDBY AND SUBORDINATION AGREEMENT

         This Agreement is entered into as of May 15, 2000 to induce BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana, United States of America (the "Bank"), to make and continue certain financial accommodations to or for the benefit of INDIAN-MARTIN AG, a corporation organized and existing under the laws of Switzerland (the "Company"). All amounts and Obligations now or hereafter due and owing by the Company to the Bank pursuant to (i) a Credit Agreement of even date (as amended, modified or supplemented from time to time and at any time, the "Credit Agreement"); and (ii) any and all other indebtedness or obligations from the Company to Bank now or hereafter owing are collectively hereinafter referred to as the "Bank One Indebtedness". Any capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in the Credit Agreement.

         Indian Industries, Inc., a corporation incorporated under the laws of Indiana, United States of America ("Standby Creditor"), to whom the Company is or will be indebted pursuant to certain promissory note(s) made pursuant to the Receivables Purchase Agreement of even date (the "Subordinated Claim"), and the Company agree with Bank as follows:

1. The amount of the Subordinated Claim shall, in the absence of the written consent of Bank to the contrary, be increased by the amount of any and all additional indebtedness, regardless of its nature, hereafter to become owing by the Company to the Standby Creditor, and in such event the Subordinated Claim shall include such additional indebtedness. However, at no time during the term of the Bank One Indebtedness shall the principal amount of the Subordinated Claim be less than $5,086,501.81 without the prior written consent of the Bank.

2. The Subordinated Claim is hereby postponed in favor of, and made JUNIOR and SUBORDINATE in all respects to, the Bank One Indebtedness, including without limitation any and all Obligations, liabilities and indebtedness of the Company to Bank, due or to become due, direct or contingent and whether now existing or contemporaneously or hereafter arising or contracted, whether with any other Person or not.

3. Standby Creditor hereby unconditionally agrees that, notwithstanding any security agreements heretofore or hereafter entered into between Standby Creditor and the Company or any financing statements heretofore or hereafter filed by Standby Creditor against the Company, any security interest, lien, claim or right now or hereafter asserted by Standby Creditor with respect to any collateral granted to Standby Creditor by the Company (including without limitation inventory, accounts receivable, equipment, furniture, fixtures, chattel paper, documents, instruments, investment property and general intangibles) shall be subject, JUNIOR and SUBORDINATE to the security interest of the Bank with respect to such collateral. Standby Creditor hereby consents to the collection or other disposition of such collateral by the Bank free of Standby Creditor's security interest, if any.
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4. Standby Creditor shall not take any action of any kind to assert, collect or enforce the Subordinated Claim upon the occurrence of any default or event of default under the documents governing the Subordinated Claim or otherwise until the earliest to occur of the following: (i) prior written consent to such action by Bank; or (ii) full and final payment and satisfaction and release of the Bank One Indebtedness. Upon the occurrence of any of events specified in clauses (i) or (ii) hereof, Standby Creditor may pursue its remedies under the terms of the Subordinated Claim. Any Event of Default by the Company with respect to the Bank One Indebtedness shall not entitle Standby Creditor to take any action to enforce the Subordinated Claim unless Bank has initiated an action that makes the Standby Creditor a party.

5. Without the prior written consent of Bank, the Company will not make, and the Standby Creditor will not accept or receive, any payments, in cash or otherwise, on account of the principal of, or interest accrued on, the Subordinated Claim, and the Company will not give, and the Standby Creditor will not take, any collateral or other security (or additional collateral or security, as the case may be) for the Subordinated Claim or any part thereof. The Standby Creditor will not, without first obtaining Bank's prior written consent, sell, pledge or otherwise transfer any of the Subordinated Claim unless the pledgee or transferee agrees in writing to be bound by this Agreement.

6. The Company and Standby Creditor will cause each instrument now or hereafter evidencing all or any part of the Subordinated Claim to be conspicuously marked, to Bank's satisfaction, with the following legend:

         "This instrument is subject to the terms of a Standby and Subordination Agreement and an Offset Waiver Agreement, each dated as of May 15, 2000 in favor of BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank"), to which reference is hereby made, restricting the rights of the maker, drawer or any guarantor, and of any holder, with respect to payments on account of the principal and interest hereof, subordinating the indebtedness evidenced hereby to the interest of the Bank and waiving offset and certain related rights."

7. Upon the demand of Bank, after maturity of the Bank One Indebtedness (whether by acceleration or otherwise), the Standby Creditor, or any successor in interest, will assign or transfer without recourse, and deliver, to Bank every instrument evidencing the Subordinated Claim, or any part thereof, to be held by Bank as security for the Bank One Indebtedness and after the Bank One Indebtedness has been finally paid and satisfied in full the Bank will reassign the assignment of the Subordinated Claim to Standby Creditor.

8. In any bankruptcy, reorganization, receivership, liquidation or dissolution proceedings relating to the Company or any of its property, or upon any distribution of assets to its creditors, this Agreement shall constitute an irrevocable assignment to Bank of the Subordinated Claim and all of the rights of the Standby Creditor with respect to the Subordinated Claim, including without limitation (a) voting rights, (b) rights to all distributions, in cash or otherwise and (c) right to participate in the administration of the bankrupt or insolvent estate. In any such event Bank may prove, file, or institute legal proceedings upon, the Subordinated Claim, or any part



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thereof, or take any other steps it may deem advisable to protect its interest in the Subordinated Claim either in its own name or in the name of the Standby Creditor, but Bank shall be under no obligation to take any steps whatsoever in regard to the Subordinated Claim. After the Bank One Indebtedness has been finally paid and satisfied in full, the Bank will reassign its assignment of the Subordinated Claim to the Standby Creditor.

9. Bank may, without notice to the Standby Creditor and without prejudice to this Agreement, make loans to the Company or permit the Company otherwise to become indebted to it, extend or renew any indebtedness of the Company, take or release collateral therefor as it sees fit, take guaranties of any indebtedness of the Company, release any party liable on account of any indebtedness of the Company to it, and take and/or release and discharge subordination agreements from any other creditor of the Company.

10. Upon any breach of this Agreement, Bank, at its sole option, may declare the Bank One Indebtedness to be immediately due and payable, and may sue for and recover any and all payments received by the Standby Creditor, its legal representatives, successors and assigns, on account of the Subordinated Claim in violation of the provisions hereof, and apply any amount so recovered to the Bank One Indebtedness.

11. No postponement or delay on the part of Bank in the enforcement of any right hereunder shall constitute a waiver of such right.

12. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

To Standby Creditor:        Indian Industries, Inc.
                            817 Maxwell Avenue
                            Evansville, Indiana 47717
                            Attention: ___________________
                            Telecopy: ____________________

To Bank: Bank One, Indiana, National Association Bank One Tower, Mail Code IN 1-0046
                            111 Monument Circle
                            Indianapolis, Indiana 46277
                            Attention:  Manager - Corporate Banking
                            Telecopy: (317) 321-6762

13. This Agreement shall continue in force and effect for so long as the Company shall be indebted to Bank for any of the Bank One Indebtedness, including all amendments, modifications, extensions, renewals and refinancing thereof. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Bank, the Company and Standby Creditor. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Indiana without reference to the choice or conflicts of laws rules or principles of any foreign or domestic jurisdiction. This Agreement


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represents the entire agreement of the parties with respect to the subject matter hereof and may not be amended, altered or modified except by a writing signed by the parties hereto.

         WITNESS the due execution and delivery hereof as of May 15, 2000.

                                   BANK ONE, INDIANA, NATIONAL
                                   ASSOCIATION

                                   By: /s/ Steven J. Krakoski
                                      ------------------------------------------

                                      Steven J. Krakoski, Vice President
                                      -------------------------------------
                                      (Printed Name and Title)


                                   INDIAN-MARTIN AG

                                   By: /s/ Lars Haussmann
                                      ------------------------------------------

                                      Lars Haussmann, Director
                                      ------------------------------------------
                                      (Printed Name and Title)


                                   INDIAN INDUSTRIES, INC.

                                   By: /s/ John R. Wilson
                                      ------------------------------------------

                                      John R. Wilson, Secretary
                                      ------------------------------------------
                                      (Printed Name and Title)




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